Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of International Seaways, Inc. our report dated March 16, 2021 relating to the financial statements of Diamond S Shipping Inc., appearing in the Annual Report on Form 10-K of Diamond S Shipping Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/Deloitte & Touche LLP

New York, New York

May 5, 2021